UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

Following a successful technology transfer and clearance by the U.S. Food and Drug Administration of an Investigational New Drug Comparability Protocol, Lyell Immunopharma, Inc.’s (the “Company” or “Lyell”) LyFE manufacturing center in Bothell, Washington is manufacturing IMPT-314 to supply the ongoing Phase 1/2 clinical trial for relapsed/refractory aggressive large B-cell lymphoma. Lyell expects the LyFE manufacturing center to have sufficient capacity to provide drug supply for the ongoing and planned pivotal trials and through potential commercial launch.

As a result, on March 31, 2025, Lyell’s Board of Directors (the “Board”) approved the closure of the West Hills manufacturing facility acquired as part of Lyell’s acquisition of ImmPACT Bio in 2024. The Board also approved the reduction of the Company’s workforce in West Hills by approximately 73 employees related to such closure. In connection with these actions, the Company expects to incur aggregate expenses of between $3.0 million to $4.0 million, related to severance, benefits, payroll taxes, and other workforce reduction costs, which are expected to be recognized primarily in the second and third quarters of 2025.

The charges that the Company expects to incur in connection with the facility closure and related workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the facility closure and related workforce reduction.

Item 7.01	Regulation FD Disclosure.

Lyell reiterates its financial guidance and expects net cash use of $175 million - $185 million in 2025, which is expected to provide cash runway into 2027 through multiple value-creating clinical catalysts.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission (“SEC”) made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2025, Matthew Lang, J.D. notified the Company of his resignation as Chief Business Officer and from all other offices of the Company, effective April 13, 2025. Mr. Lang will remain as an advisor to the Company until September 30, 2025.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “anticipate,” “estimate,” “expect,” “may” or “will” and similar expressions and the negatives of those terms. Forward-looking statements expressed or implied in this Current Report on Form 8-K include, but are not limited to, statements regarding: the capacity of the Company’s LyFE manufacturing center and its ability to manufacture sufficient drug supply for the ongoing and planned pivotal trials and through potential commercial launch; the expected timing and the estimated amount of expenses associated with the planned facility closure and related reduction in workforce; the Company’s expectation that its financial position and cash runway will support the Company into 2027 and through multiple value-creating catalysts; and other statements that are not historical fact. These statements are based on the Company’s current plans, objectives, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: the Company’s ability to successfully manufacture sufficient quantities of drug supply at the LyFE manufacturing center for the ongoing and planned pivotal trials and through potential commercial launch; whether the Company will be able to progress IMPT-314 into a pivotal trial on the timing anticipated, or at all; the regulatory approval process; past and interim results may not be predictive of future results; the Company’s ability to execute the closure of the West Hills facility and related workforce reduction as anticipated, including the actual expenses associated therewith and the assumptions on which the estimated expenses are based; unintended consequences from the closure of the West Hills facility and related workforce reduction; changes in the industry or macroeconomic environment that may impact the Company’s business; the sufficiency of the Company’s cash resources; and other risks and uncertainties, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: April 1, 2025	By:	/s/ Matthew Lang
Matthew Lang
Chief Business Officer